                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  November 22, 1995



                         REGIONS FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





   Delaware                           0-6159                   63-0589368

---------------                    ------------           ------------------
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)            Identification No.)
incorporation)




                             417 North 20th Street
                          Birmingham, Alabama  35203
         -------------------------------------------------------------
         (Address, including zip code, of principal executive offices)

                                 (205) 326-7100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.      OTHER EVENTS.

     In connection with its program of acquiring financial institutions in existing or adjacent markets, Regions Financial Corporation ("Regions") is filing this Current Report on Form 8-K (the "Current Report") with respect to certain aspects of its consummated and pending acquisitions for the 1995 fiscal year.

     During the first nine months of 1995, Regions has consummated the acquisitions of (i) First Commercial Bancshares, Inc. ("First Commercial"), located in Chalmette, Louisiana, (ii) Fidelity Federal Savings Bank ("Fidelity"), located in Dalton, Georgia, and (iii) Interstate Billing Service, Inc., located in Decatur, Alabama ("IBS"), contributing an aggregate of approximately $509 million in assets, $421 million in loans, and $427 million in deposits to Regions' consolidated statement of condition.

     Since September 30, 1995, Regions consummated a transaction with The Prudential Savings Bank (the "Prudential Transaction") as a result of which Fidelity acquired a branch office in Cartersville, Georgia, with deposits of approximately $57 million.

     In addition, as of the date of this Current Report, Regions has pending six additional acquisitions (the "Pending Acquisitions," and, together with the Prudential Transaction, "All Acquisitions") in Georgia and Louisiana, certain aspects of which transactions are set forth in the following table.

                              PENDING ACQUISITIONS





                                                                   CONSIDERATION
                                                                 -----------------
                                                     APPROXIMATE                               ANTICIPATED
                                            --------------------------                         ACCOUNTING
              INSTITUTION                   ASSET SIZE           VALUE(1)    TYPE              TREATMENT
    ---------------------------------       ----------           -----       ----              ------------
                                                    (In millions)
    Enterprise National Bank of Atlanta,
    located in Atlanta, Georgia  (2) ........  $   54            $    8      Cash              Purchase


    Metro Financial Corporation, located                                     Regions Common    Purchase
    in Atlanta, Georgia (3)..................     197                28      Stock


    First Federal Bank of Northwest
    Georgia, Federal Savings Bank,
    located in Cedartown, Georgia (4)........      90                16      Regions Common    Purchase
                                                                             Stock

    First National Bancorp, located in
    in Gainesville, Georgia (5)..............   3,112               630      Regions Common    Pooling of
                                                                             Stock             Interests

    First Gwinnett Bancshares, Inc.,
    located in Norcross, Georgia (6).........      63                13      Regions Common    Purchase
                                                                             Stock



Delta Bank and Trust Company,
located in Belle Chasse, Louisiana (7)..      198        34   Regions Common    Pooling of
                                            -----    ------   Stock             Interests
Totals..................................  $ 3,714   $   729
                                            =====    ======


(1)    Calculated as of the date of announcement of such transactions.

(2) At the effective time of the merger of an interim banking subsidiary of Regions with and into Enterprise National Bank of Atlanta ("Enterprise") (the "Enterprise Effective Time"), each share of Enterprise common stock issued and outstanding at the Enterprise Effective Time, with certain exceptions, will be converted into $7.00 in cash (the "Enterprise Cash Payment").

(3) At the effective time of the merger of Metro Financial Corporation ("Metro") into Regions (the "Metro Effective Time"), each share of Metro common stock issued and outstanding at the Metro Effective Time, with certain exceptions, will be converted into 0.431 of a share of Regions Common Stock, subject to possible adjustment.

(4) At the effective time of the merger of an interim federal savings bank of Regions with and into First Federal Bank of Northwest Georgia, Federal Savings Bank ("First Federal")(the "First Federal Effective Time"), each share of First Federal common stock issued and outstanding at the First Federal Effective Time, with certain exceptions, will be converted into
1.293 shares of Regions common stock, subject to possible adjustment.

(5) At the effective time of the merger of First National Bancorp ("First National") with and into an interim subsidiary of Regions (the "First National Effective Time"), each share of First National common stock issued and outstanding at the First National Effective Time, with certain exceptions, will be converted into 0.76 of a share of Regions common stock, subject to possible adjustment.

(6) At the effective time of the merger of First Gwinnett Bancshares, Inc. ("First Gwinnett") with and into Regions (the "First Gwinnett Effective Time"), each share of First Gwinnett common stock issued and outstanding at the First Gwinnett Effective Time, with certain exceptions, will be converted into 1.1336 shares of Regions common stock.

(7) At the effective time of the merger of an interim banking subsidiary of Regions with and into Delta Bank and Trust Company ("Delta")(the "Delta Effective Time"), each share of Delta common stock issued and outstanding at the Delta Effective Time, with certain exceptions, will be converted into
2.2568 shares of Regions common stock, subject to possible adjustment.


     If the Prudential Transaction and all of the Pending Acquisitions had been consummated on September 30, 1995, based on September 30, 1995 pro forma financial information, Regions' total consolidated assets would have increased by approximately $3.7 billion to approximately $17.6 billion; its total consolidated deposits would have increased by approximately $3.2 billion to approximately $13.9 billion; and its total consolidated stockholders' equity would have increased by approximately $317 million to approximately $1.4 billion.

     Consummation of the Pending Acquisitions is subject to the approval of certain regulatory agencies and of the stockholders of the institutions to be acquired and, except in the case of the Enterprise acquisition, to the effectiveness of registration statements filed or to be filed with the Securities and Exchange Commission. Consummation of the Delta Acquisition is also subject to execution of a definitive acquisition agreement. Moreover, the closing of each transaction is subject to various contractual conditions precedent. No assurance can be given that the conditions precedent to consummating the Pending Acquisitions will be satisfied in a manner that will result in the consummation of all of the Pending Acquisitions.

     In connection with announcing the acquisition of First National, Regions and First National have announced that they may purchase, in the open market, up to approximately 1,400,000 shares of Regions common stock or approximately 1,900,000 shares of First National common stock, or a combination of the two. The timing and amount of such possible purchases will be determined based on Regions and First National common stock prices, capital needs, and other factors. It is anticipated that the shares of Regions common stock which may be purchased will be reissued in connection with the acquisitions of Metro, First Federal and First Gwinnett. As of November 20, 1995, Regions had purchased pursuant to this repurchase program approximately 468,000 shares of Regions common stock for an aggregate purchase price of approximately $19.1 million and First National had purchased no shares of its common stock. Under rules promulgated by the SEC, Regions and First National will not be permitted to purchase shares of Regions Common Stock or First National Common Stock in the open market during any period pertaining to any of the Pending Acquisitions having Regions Common Stock as the consideration, commencing two business days prior to the mailing of proxy solicitation material and ending immediately following the stockholder meeting, as well as beginning two business days before and ending after any period in which the exchange ratio for issuance of Regions Common Stock is determined.

     As part of its ongoing business strategy, Regions continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations frequently take place, and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that Regions might undertake may be material, in terms of assets acquired or liabilities assumed, to Regions' financial condition.
Recent business combinations in the banking industry typically have involved the payment of a premium over book and market values. This practice could result in dilution of book value and net income per share for the acquirer.

     Included as exhibits to this Current Report, and incorporated herein by reference, are (i) certain restated historical financial statements of First National and (ii) certain unaudited pro forma financial information of Regions, prepared in accordance with Regulation S-X, giving effect to the above-discussed acquisitions.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

             (c)    Exhibits

             23.1   Consent of KPMG Peat Marwick LLP

             23.2   Consent of Hacker, Johnson, Cohen & Grieb

             99.1 Restated Historical Financial Statements of First National Bancorp

             99.2 Unaudited Pro Forma Financial Information of Regions Financial Corporation.




                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         REGIONS FINANCIAL CORPORATION
                                  (Registrant)



                           By:  /s/ ROBERT P. HOUSTON
                                ---------------------
                           Title:  Executive Vice President and Comptroller
                                   ----------------------------------------
Date:  November 22, 1995

                                 EXHIBIT INDEX



                                                                 SEQUENTIAL
  EXHIBIT                      DESCRIPTION                          PAGE NO.
  -------                      -----------                       ----------
  23.1         Consent of KPMG Peat Marwick LLP

  23.2         Consent of Hacker, Johnson, Cohen & Grieb

  99.1         Restated Historical Financial Statements of
               First National Bancorp

  99.2 Unaudited Pro Forma Financial Information of Regions Financial Corporation
